Exhibit 10.1

EXECUTION COPY

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated October 1, 2010, is entered into between Arrow Electronics, Inc., a New York corporation (“Arrow”) and Edward J. Richardson, a stockholder (“Stockholder”) of Richardson Electronics, Ltd., a Delaware corporation (the “Company”), with respect to (a) the shares of (i) Common Stock, par value $0.05 per share (“Common Stock”), and (ii) Class B Common Stock, par value $0.05 per share, of the Company owned by Stockholder (“Class B Common Stock”, together with Common Stock, the “Shares”), (b) all securities exchangeable, exercisable or convertible into Shares and (c) any securities issued or exchanged with respect to such Shares upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by Stockholder (the securities identified in (a), (b) and (c) above, the “Securities”).

W I T N E S S E T H:

WHEREAS, Arrow, the Company and certain subsidiaries of the Company have entered into an Acquisition Agreement dated as of the date hereof (as the same may be amended or supplemented, the “Acquisition Agreement”) pursuant to which the Company and certain subsidiaries of the Company have agreed to sell and assign, and Arrow has agreed to purchase and assume, certain assets and liabilities of the Company and its subsidiaries;

WHEREAS, as of the date hereof, Stockholder is the record or beneficial owner and has the power to dispose of the Securities set forth on Schedule I hereto and has the power to vote, or cause to be voted, the Shares set forth thereon, except for the Pledged Shares (as defined below) or as otherwise set forth on Schedule I;

WHEREAS, pursuant to a Commercial Pledge Agreement by and between the Stockholder and JPMorgan Chase Bank, NA (“JP Morgan”) dated June 3, 2010 (the “Pledge Agreement”), the Stockholder has pledged 1,000,000 of the Shares (the “Pledged Shares”) as security to JPMorgan to secure a personal loan;

WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement, Stockholder desires to vote in favor of the approval and adoption of the Acquisition Agreement and the transactions contemplated thereby at any annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any adjournment thereof, or pursuant to any consent of the stockholders of the Company, in lieu of a meeting or otherwise; and

WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Acquisition Agreement.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN COVENANTS

1.1 Lock-Up.

(a) Except as contemplated by the Acquisition Agreement, Stockholder hereby covenants and agrees that at any time prior to the Closing Date, Stockholder will not (i) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of the Securities, or agree to do any of the foregoing, or (ii) take any action which would have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

(b) Notwithstanding the provisions of Section 1.1(a), Stockholder may transfer any or all of the Securities to Stockholder’s spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (i) each person to which any of such Securities or any interest in any of such Securities is or may be transferred (A) shall have executed and delivered to Arrow a counterpart to this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement, and (B) shall have agreed in writing with Arrow to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement, and (ii) this Agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms.

(c) Prior to the Closing Date, Stockholder shall not permit any of the Securities (other than the Pledged Shares), or any Securities acquired after the date hereof, to (i) be in the possession of, subject to the control of, or otherwise held by JP Morgan, any affiliate of JP Morgan or any other third party subject to the control of JP Morgan or (ii) constitute “Collateral” or property otherwise granted as a security interest under the Pledge Agreement.

(d) Notwithstanding the provisions of Sections 1.1(a), 1.1(b) or 1.3, during the term of this Agreement, Stockholder may transfer up to 100,000 Shares to a charitable trust or for other charitable purposes in his sole discretion (the “Transferrable Shares”), provided that upon such transfer, the Stockholder will take all actions necessary under the Company’s Restated Certificate of Incorporation to effect the conversion of the Transferrable Shares from Class B Common Stock into shares of Common Stock, which will thereafter be entitled to only one vote per share. Once transferred in accordance with this Section 1.1(c), the Transferrable Shares, and the recipients thereof, shall not be bound by any provisions of this Agreement.

1.2 Ownership. Stockholder hereby represents, covenants and agrees that (a) none of the Securities (other than the Pledged Shares) or other collateral are, and none of the Securities acquired after the date hereof will be, (i) subject to the Pledge Agreement, (ii) in the possession of, subject to the control of, or otherwise held by, JP Morgan, any affiliate of JP Morgan or any other third party, nor (iii) constitute “Collateral” or property otherwise granted as a security interest under the Pledge Agreement and (b) none of the Securities (other than the Pledged Shares) are, and none of the Securities acquired after the date hereof will be, held, credited to or located in accounts (whether checking, savings, or some other account) with JP Morgan or any subsidiary or affiliate of JP Morgan.

1.3 No Solicitation. Prior to the Closing Date, the Stockholder shall not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 6.13 of the Acquisition Agreement.

1.4 Certain Events. Subject to Sections 1.1(c) and 1.1(d), this Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or beneficial ownership of any or all of the Securities passes, whether by operation of Law or otherwise, including without limitation, Stockholder’s successors or assigns. This Agreement and the obligations hereunder will also attach to any additional Shares or other Securities of the Company issued to or acquired by Stockholder.

1.5 Grant of Proxy; Voting Agreement.

(a) Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and, during the period prior to the Closing Date, hereby irrevocably (except as provided in Section 6.1) appoints Arrow’s Secretary and Treasurer as proxy for Stockholder to vote the Securities for Stockholder and in Stockholder’s name, place and stead, at any annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the stockholders of the Company, in lieu of a meeting or otherwise, (i) for the authorization of the sale of the Business pursuant to the terms of the Acquisition Agreement, and (ii) against any proposal regarding any other Acquisition Proposal. Arrow hereby acknowledges that the proxy granted hereby shall not be effective for any other purpose. The parties acknowledge and agree that neither Arrow, nor Arrow’s successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees), and compensation of any kind or nature whatsoever to Stockholder in connection with or as a result of any voting by officers of Arrow of the Securities subject to the irrevocable proxy hereby granted to Arrow at any annual, special or other meeting or action or the execution of any consent of the stockholders of the Company for the purpose set forth herein. The parties acknowledge and agree that neither Stockholder nor Stockholder’s successors, assigns and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees), and compensation of any kind or nature whatsoever to Arrow in connection with or as a result of any voting by officers of Arrow of the Securities subject to the irrevocable proxy hereby granted to Arrow at any annual, special or other meeting or action or the execution of any consent of the stockholders of the Company for the purpose set forth herein.

(b) The irrevocable proxy established in Section 1.5(a) shall not be terminated by any act of Stockholder or by operation of law, whether by the death or incapacity of Stockholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership).

1.6 Reliance By Arrow. Stockholder understands and acknowledges that Arrow is entering into the Acquisition Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

1.7 Public Announcement. Each party hereto agrees that no press release or other public statement concerning the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby shall be issued or made without the prior written approval of the other party hereto (which approval shall not be unreasonably withheld), except as required by the rules of any national securities exchange, national securities association or over-the-counter market, foreign or domestic, as applicable, or applicable Law, in which case the party making such disclosure will first provide to the other Party the text of the proposed disclosure, the reasons such disclosure is required and the time and manner in which the disclosure is intended to be made. Notwithstanding the foregoing sentence, (a) Stockholder hereby authorizes Arrow to publish and disclose in any announcement or disclosure required by the SEC, the NYSE or NASDAQ or any other national securities exchange, Stockholder’s identity and ownership of the Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and (b) Arrow hereby authorizes Stockholder to make such disclosure or filings as may be required by the SEC, the NYSE, NASDAQ or any other national securities exchange. This Section 1.7 shall terminate and be null and void upon the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Arrow, as of the date hereof, that:

2.1 Ownership.

(a) Except for the Pledged Shares, Stockholder holds of record or beneficially the Securities, and any Securities acquired after the date hereof will be held, free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Company’s governance documents (collectively, “Liens”). For the avoidance of doubt, the Commercial Pledge Agreement by and between the Stockholder and JP Morgan dated May 6, 2009 has been terminated and none of the Securities are subject to any lien pursuant thereto.

(b) Schedule I hereto lists the exact location of the Securities (including, if applicable, information of the accounts in or to which each of the Securities is held, credited or located).

2.2 Authorization. Stockholder has (and with respect to the Securities acquired after the date hereof, will have) all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to the Securities with no restrictions on its voting rights or rights of disposition pertaining thereto, except as set forth in the Securities or pursuant to applicable community property Laws. Stockholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity. If the Stockholder is married and the Securities constitute community property, this Agreement has been duly authorized, executed and delivered by the Stockholder’s spouse, and this Agreement is a legal, valid and binding agreement of the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

2.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Stockholder to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity other than a Schedule 13G or Schedule 13D and any other filings with the SEC that may be required pursuant to the Exchange Act or with the NASDAQ Global Market, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon Stockholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on Stockholder’s ability to satisfy its obligations under this Agreement. As of the date hereof, no proceedings are pending which, if adversely determined, will have an adverse effect on Stockholder’s ability to vote or dispose of any of the Securities.

2.4 Stockholder Has Adequate Information. Stockholder is a sophisticated seller and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an asset sale transaction and making an informed decision with respect thereto. Stockholder has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the asset sale transaction and has independently and without reliance upon Arrow and based on such information as Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Stockholder acknowledges that Arrow has not made and does not make any representation or warranty, whether express or implied, of any kind or character with respect to the subject matter of this Agreement except as expressly set forth in this Agreement and the Acquisition Agreement. Stockholder acknowledges that the agreements contained herein with respect to the Securities held by Stockholder are irrevocable (prior to the Closing Date), and that Stockholder shall have no recourse against Arrow, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement and the Acquisition Agreement.

2.5 No Setoff. Stockholder has no liability or obligation related to or in connection with the Securities other than the obligations to Arrow as set forth in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ARROW

Arrow hereby represent and warrant to Stockholder, as of the date hereof that:

3.1 Authorization. Arrow has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Arrow has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Arrow, enforceable against Arrow in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

3.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Arrow to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity other than filings (i) with the SEC pursuant to the Exchange Act, (ii) pursuant to the HSR Act or (iii) pursuant to local law, or (b) violate, cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon Arrow, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on Arrow’s ability to satisfy its obligations under this Agreement. As of the date hereof, no proceedings are pending which, if adversely determined, will have an adverse effect on Arrow’s ability to vote or dispose of any of the Securities.

ARTICLE IV

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The respective representations and warranties of Stockholder and Arrow contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto. All representations and warranties shall terminate on the Closing Date.

ARTICLE V

SPECIFIC PERFORMANCE

Stockholder acknowledges that Arrow will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Arrow upon the breach by Stockholder of such covenants and agreements, Arrow shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

ARTICLE VI

MISCELLANEOUS

6.1 Termination Date. This Agreement and all obligations hereunder, as well as the proxy granted pursuant to Section 1.5, shall terminate upon the earlier of (a) the Closing Date and (b) the termination of the Acquisition Agreement pursuant to Section 10.2 thereof. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.1 shall relieve any party from liability for any willful breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article VI shall survive any termination of this Agreement.

6.2 Capacity as a Stockholder; Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and beneficial owner of Securities, and makes no agreement or understanding in such Stockholder’s capacity as a director, officer or employee of the Company or any of its subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder serving on the Company board of directors or on the board of directors of any Company subsidiary or as an officer or fiduciary of the Company, any Company subsidiary or any employee benefit plan or trust, acting in such person’s capacity as a director, officer, trustee and/or fiduciary.

6.3 Additional Shares; Adjustments. If, after the date hereof, the Stockholder acquires beneficial or record ownership of any additional Shares (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or any other equity right of the Company, or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Stockholder of beneficial ownership of such Additional Shares.

6.4 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

6.6 Entire Agreement; No Third Party Beneficiaries. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.8 Assignment. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by the parties hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that Arrow shall have the right to transfer and assign its rights hereunder to any entity which is controlled by Arrow or by the Affiliates of Arrow. No such assignment shall relieve Arrow of any liability or obligation hereunder.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

6.10 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report), or five (5) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)	if to Arrow, to:

Arrow Electronics, Inc.

50 Marcus Drive

Melville, NY 11747

Attn: Peter Brown

Facsimile: (631) 391-4379

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attn:  Howard Kelberg

  David J. Wolfson

Telephone: (212) 530-5530

Facsimile: (212) 822-5530

(b)	If to Stockholder, to:

Edward J. Richardson

c/o Richardson Electronics, Ltd.

40 W 267 Keslinger Road

P.O. Box 396

La Fox, Illinois 60147

Facsimile: (630) 208-2950

Any party may by notice given in accordance with this Section 6.10 to the other parties to designate updated information for notices hereunder.

6.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to its principles of conflicts of Laws.

6.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.13 Further Assurances. From time to time, at Arrow’s request and without further consideration, Stockholder shall execute and deliver to Arrow such documents and take such action as Arrow may reasonably request in order to consummate more effectively the transactions contemplated hereby.

6.14 Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any right thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.15 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, Arrow and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

ARROW ELECTRONICS, INC.

By:	/s/ Peter Brown
Name:	Peter Brown
Title:	Senior Vice President, General Counsel & Secretary

STOCKHOLDER

/s/ Edward J. Richardson
Name:	Edward J. Richardson

[Signature page to Voting Agreement]